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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ATS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATS Corporation

7915 Jones Branch Drive
McLean, Virginia 22102
(703) 506-0088

April 14, 2008

Dear Fellow Stockholder:

        On behalf of your Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders of ATS Corporation. Your Company's Annual Meeting will be held on May 7, 2008 at the ATS Corporation headquarters, 7915 Jones Branch Drive, McLean, Virginia 22102 at 10:00 a.m., local time. The location is accessible to handicapped persons.

        The Notice of Meeting and proxy statement appearing on the following pages describe the matters to be voted on at the meeting.

        Your vote is important. We urge you to participate in ATS Corporation's Annual Meeting, whether or not you plan to attend, by signing, dating and promptly mailing the enclosed proxy card. Regardless of the size of your investment, your vote is important, so please act at your earliest convenience.

        We appreciate your participation, support and interest in the Company.

Sincerely,

/s/ Edward H. Bersoff

Edward H. Bersoff
 Chairman and Chief Executive Officer

ATS Corporation

7915 Jones Branch Drive
McLean, Virginia 22102
(703) 506-0088

Notice of 2008 Annual Meeting of Stockholders
to be Held May 7, 2008

        The Annual Meeting of Stockholders of ATS Corporation will be held at the ATS Corporation headquarters, 7915 Jones Branch Drive, McLean, Virginia 22102, on May 7, 2008, at 10:00 a.m., for the following purposes:

  1.
  To elect two directors for terms expiring in 2011;

  2.
  To approve the ATS Corporation 2007 Employee Stock Purchase Plan;

  3.
  To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2008; and

  4.
  To transact any other business that is properly brought before the meeting and any adjournment or postponement thereof.

        Stockholders of record at the close of business on March 31, 2008 are entitled to notice of and to vote at the meeting. This proxy statement and the accompanying proxy will be sent to stockholders by mail on or about April 14, 2008.

        We cordially invite you to attend the meeting. To ensure your representation at the meeting, please vote promptly by mail by following the instructions on the enclosed proxy or voting instruction card, even if you plan to attend the meeting. Mailing your completed proxy or voting instruction card will not prevent you from voting in person at the meeting if you wish to do so.

        Thank you for your cooperation and continued support of ATS Corporation.

By Order of the Board of Directors
/s/ Pamela A. Little
Pamela A. Little, Corporate Secretary

McLean, Virginia
April 14, 2008

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
of
ATS CORPORATION

i

ATS CORPORATION

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of ATS Corporation ("ATS" or the "Company") to be used at the annual meeting of stockholders of the Company. The annual meeting will be held at 7915 Jones Branch Drive, McLean, Virginia 22102 on May 7, 2008 at 10:00 a.m., local time. This proxy statement and enclosed proxy card are being first mailed to stockholders of record on or about April 14, 2008. Proxies may be solicited by the directors, officers and other employees of the Company in person or by telephone, telecopy or mail without additional compensation. The cost of soliciting proxies will be borne by the Company.

        ATS provides software and systems development, systems integration, information technology infrastructure and outsourcing, information sharing, and consulting services primarily to U.S. government agencies. We were organized as a "blank check" company to acquire an operating business in the federal services and defense industries. We completed the acquisition of Advanced Technology Systems, Inc. ("ATSI") on January 16, 2007. Subsequently, we acquired the following companies: Reliable Integration Services, Inc. on March 1, 2007; Potomac Management Group, Inc. on September 1, 2007; and Number Six Software, Inc. on November 9, 2007. Our common stock began trading on the Over- the-Counter Bulletin Board on December 5, 2005 under the symbol "FSAC" and was changed to "ATCT" on January 30, 2007.

GENERAL VOTING AND MEETING INFORMATION

What is the purpose of the annual meeting?

        At our annual meeting, you will be asked to:

  •
  elect two directors to serve for terms expiring at our annual meeting in 2011;

  •
  approve the ATS Corporation 2007 Employee Stock Purchase Plan;

  •
  ratify the appointment of Grant Thornton LLP as our independent registered public accountant; and

  •
  transact any other business that properly comes before the meeting.

Who is entitled to vote?

        Holders of record of our common stock as of the close of business on March 31, 2008 are entitled to vote at the annual meeting. At that time, we had 19,264,927 outstanding shares of common stock. We have no other outstanding classes of stock that are entitled to vote at the annual meeting. Voting stockholders are entitled to one vote per share.

How do I vote?

        You may vote in person at the meeting or through a proxy or voting instruction card. To vote by proxy or voting instruction card, you should sign and date each proxy card or voting instruction card you receive and return it in the prepaid envelope.

What if I hold shares indirectly?

        If you hold shares in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote. If you do not direct your broker how to vote, your broker is permitted to vote your shares on the election of directors and the appointment of the independent registered public accountant, even if you do not furnish voting instructions.

        If your shares are held in "street name," your broker or other nominee may have procedures that will permit you to vote by telephone or electronically through the Internet.

Can I change my vote?

        You have the right to revoke your proxy at any time before votes are counted at the meeting by:

  •
  notifying us in writing at our corporate office and to the attention of Pamela A. Little, Corporate Secretary;

  •
  returning a later-dated proxy card; or

  •
  voting in person at the meeting.

        Attendance at the meeting will not in itself constitute revocation of your proxy.

Attending the Meeting

        If you are a beneficial owner of ATS common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you want to vote your shares of ATS common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

What are the requirements and procedures for a quorum, abstentions and broker non-votes?

        Your shares are counted as present at the meeting if you attend the meeting or if you properly return a proxy by mail. In order for us to vote on matters at the meeting, a majority of our outstanding shares of common stock as of March 31, 2008 must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions will be counted for purposes of establishing a quorum at the meeting and will be counted as voting (but not for or against) on the affected proposal. Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as voting. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If a quorum is not present, the meeting will be adjourned until a quorum is present.

How many votes are needed for each proposal?

        At this year's annual meeting, stockholders will elect two directors to serve a term of three years. In voting on the election of directors, you may vote in favor of both nominees, withhold votes as to both nominees, or withhold votes as to a specific nominee. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

        To be adopted, approval of the ATS Corporation 2007 Employee Stock Purchase Plan must receive the affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote. Abstentions have the effect of negative votes. Broker non-votes will not be taken into account in determining the outcome of the adoption of this proposal.

        In voting on the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. The ratification of Grant Thornton LLP as the independent registered public accounting firm will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the voting.

How will voting on any other business be conducted?

        We currently do not know of any business to be considered at the annual meeting other than the three proposals described in this proxy statement. If any other business is properly presented at the meeting, your signed proxy card gives authority to the named proxies to vote your shares on such matters in their discretion.

Who will count the vote?

        Representatives of Continental Stock Transfer & Trust Company will tabulate the votes and act as inspectors of election.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors

        The Company conducts business through meetings of its Board of Directors and through activities of its committees. Our Board of Directors has four regularly scheduled meetings per year, and special meetings are called as the need arises. These meetings are usually held in our headquarters in McLean, Virginia. The Board met eight times in 2007. Directors are expected to attend board meetings, our annual stockholders' meeting, and the meetings of the committees on which they serve. All of the directors attended the annual meeting of stockholders held on June 1, 2007. During 2007, each director attended at least 75% of the total meetings of the Board of Directors and those committees on which they served.

Director Independence

        The Board has affirmatively determined that all of the non-employee directors are independent directors in accordance with the rules of the Securities and Exchange Commission.

Board Committees

        The Board has an Audit Committee and Compensation Committee, each composed of a majority of independent directors. Each committee has a charter that can be found in the "Investor Relations—Corporate Governance" portion of our website (www.atsva.com).

        We intend ultimately to establish a Nominating and Corporate Governance Committee. The primary purpose of such committee will be to identify individuals qualified to become directors, recommend to the Board of Directors the candidates for election by stockholders or appointment by the Board of Directors to fill a vacancy, recommend to the Board of Directors the composition and chairs of Board of Directors committees, develop and recommend to the Board of Directors guidelines for effective corporate governance, and lead an annual review of the performance of the Board of Directors and each of its committees. Until such time as this Nominating and Corporate Governance Committee is formed, our Compensation Committee also serves in this capacity.

        Audit Committee.    The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act, as amended. It is currently composed of Ms. Lew and Messrs. Smith, Saponaro and Jacks. Mr. Smith is the committee chair. Until the acquisition of ATSI on January 16, 2007, Dr. Bersoff was Chairman of the Audit Committee and

the other members of the committee were Mr. Arthur L. Money, a former board member through May 3, 2006, and Mr. Smith who joined the board on May 3, 2006. The committee met seven times during 2007. The Board has determined that each Audit Committee member is financially literate and has determined that Mr. Smith is an "audit committee financial expert" as defined under Securities and Exchange Commission rules and regulations by virtue of his background and experience. Each member of the Audit Committee other than Mr. Jacks is "independent" as defined by Rule 10A-3 under the Securities Exchange Act of 1934. We expect the Audit Committee to meet not less often than four times a year.

        The Audit Committee appoints our independent registered public accounting firm, reviews the financial reports and related financial information provided by the Company to governmental agencies and the general public, reviews the Company's system of internal and disclosure controls and the effectiveness of its control structure, and reviews the Company's accounting, internal and external auditing and financial reporting processes. The Audit Committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. All of the non-audit services provided by the independent auditor were pre-approved by the Audit Committee in accordance with its pre-approval procedures. The Audit Committee's report can be found under "Audit Committee Report" in this proxy statement.

        Compensation Committee.    The Compensation Committee is currently composed of Messrs. Saponaro, Smith, Schulte and Troendle. Mr. Saponaro is the committee chair. The committee met seven times during 2007.

        The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to management, organization, performance, compensation and succession. In discharging its responsibilities, the Compensation Committee considers and authorizes our compensation philosophy, evaluates our senior management's performance, and approves all material elements of the compensation of our executive officers. The Compensation Committee also reviews the administration of our incentive compensation, retirement and equity-based plans. See "Compensation Discussion and Analysis" for more information regarding the role of the Compensation Committee, management and compensation consultants in determining and/or recommending the amount or form of executive compensation. The report of the Compensation Committee required by the rules of Securities and Exchange Commission is included in this proxy statement. See "Compensation Committee Report." In the absence of a Nominating and Corporate Governance Committee, the Compensation Committee also recommended to the Board of Directors the candidates for election at this year's annual meeting of stockholders.

        We expect the Compensation Committee to meet at least twice per year. Each member of the Compensation Committee qualifies as a "non-employee director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and an "outside director" under Section 162(m) of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

        Messrs. Saponaro, Smith, Schulte and Troendle were members of the Compensation Committee for the year ended December 31, 2007. None of them is an officer or employee of the Company. Mr. Schulte served as President, Chief Financial Officer and Secretary of the Company through the acquisition of ATSI on January 16, 2007, for which he received no compensation. None of our executive officers served as a member of the Board of Directors or compensation committee of another entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Process for Selecting and Nominating Directors

        We do not yet maintain a standing nominating committee responsible for nominating director candidates or considering director nominees and accordingly do not yet maintain a Corporate Governance and Nominating Committee Charter. Nominees for the Board of Directors are currently recommended to the Board by a majority of the independent directors, who review the credentials of potential director candidates (including potential candidates recommended by stockholders, current directors or management) and conduct interviews and make formal recommendations to the Board for the annual and any interim election of directors. In making its recommendations, a variety of factors are considered, including skills, diversity, experience with business and other organizations of comparable size, the interplay of the candidate's experience with the familiarity and background of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

        Any stockholder wishing to recommend an individual to be considered by the Board of Directors as a nominee for election as director should send a notice to the Board of Directors, ATS Corporation, c/o Pamela A. Little, Corporate Secretary, 7915 Jones Branch Drive, McLean, Virginia 22102. Such stockholder's notice shall set forth, as to each person whom the stockholder proposes to nominate for election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named as a nominee and to serving as a director if elected). The notice shall further include, as to the stockholder giving notice, (i) the name and address of such stockholder as they appear in the Company's books; (ii) the class and number of shares of Company stock which are beneficially owned by such stockholder; and (iii) a description of all arrangements or understandings between such stockholder and any other persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination. As to the required timing for notices of nominations, see "Stockholders' Proposals for the 2009 Annual Meeting." The Board of Directors does not intend to evaluate candidates proposed by stockholders differently than it evaluates candidates that are suggested by our Board of Directors, executive officers or other sources.

        Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it deems appropriate and in the best interests of us and our stockholders.

Stockholder Communications with the Board

        You may contact the Board by sending a letter marked "Confidential" and addressed to the Board of Directors, ATS Corporation, c/o Pamela A. Little, Corporate Secretary, 7915 Jones Branch Drive, McLean, Virginia 22102. In general, the Corporate Secretary will forward all communications to the Board. However, for communications addressed to a particular member of the Board of Directors or the Chair of a particular committee, the Corporate Secretary will forward those communications directly to the board member so addressed.

Executive Officers of the Registrant

        The following table includes information with respect to all of our executive officers at the record date of March 31, 2008. All executive officers serve at the pleasure of our Board of Directors. Prior to the acquisition of ATSI on January 16, 2007, the executive officers of the Company were Joel R. Jacks, Chairman and Chief Executive Officer, and Peter M. Schulte, President, Chief Financial Officer and Secretary.

Name	Age	Title
Edward H. Bersoff	65	Chairman, President and Chief Executive Officer
Pamela A. Little	54	Senior Vice President, Chief Financial Officer and Secretary

        Dr. Edward H. Bersoff serves as the Chairman, President and Chief Executive Officer of the Company and its wholly-owned subsidiary. Dr. Bersoff was the chairman and founder of Greenwich Associates, a business advisory firm located in Northern Virginia which was formed in 2003. From November 2002 to June 2003, he was managing director of Quarterdeck Investment Partners, LLC, an investment banking firm, and chairman of Re-route Corporation, a company that offers email forwarding and address correction services. From February 1982 until November 2001, Dr. Bersoff was Chairman, President and Chief Executive Officer of BTG, Inc., a publicly traded information technology firm he founded in 1982. Under Dr. Bersoff's leadership, BTG, Inc. completed six acquisitions in the federal services industry. In November 2001, BTG, Inc. was acquired by The Titan Corporation, a New York Stock Exchange listed company. Dr. Bersoff served as a director of Titan from February 2002 until August 2005 when Titan was sold to L-3 Corporation. Dr. Bersoff serves on the Boards of EFJ, Inc., a manufacturer of wireless communications products and systems primarily for public service and government customers, and ICF International, Inc., a management, technology and policy consulting firm in the areas of defense, homeland security, energy, environment, social programs, and transportation serving the Department of Defense, U.S. Department of Homeland Security, U.S. civil agencies and the commercial sector, which are both public companies, and a number of private companies, including 3001 International, Inc., which is a portfolio company of CM Equity Management, L.P. Dr. Bersoff holds A.B., M.S. and Ph.D. degrees in mathematics from New York University and is a graduate of the Harvard Business School's Owner/President Management Program. Dr. Bersoff is a member of the Board of Visitors of Virginia Commonwealth University and a Trustee of the VCU Health System.

        Pamela A. Little serves as Senior Vice President and Chief Financial Officer of the Company. Ms. Little had served in the capacity of Vice President of Finance of the Company from May 4, 2007 to May 22, 2007. Prior to joining the Company, Ms. Little served as the Vice President and Chief Financial Officer of Athena Innovative Solutions, Inc. since 2005. She served in the same capacity at ZKD, Inc. beginning in 2004 to position ZKD for acquisition, and from 2000 to 2003, she served as Vice President and Chief Financial Officer of DAI. In her 25-year career, Ms. Little has experience in companies ranging from privately held, start-up high technology firms to large, publicly traded, multi-national professional services and government contracting firms. Ms. Little serves on the Boards of Sandy Spring Bancorp, Inc. (NASDAQ: SASR) and Sandy Spring Bank, its wholly-owned subsidiary. Ms. Little holds a M.B.A. from Loyola College and a B.A. from the University of Maryland. She is also a member of the Board of Advisors of the Macklin Business Institute at Montgomery College and an adjunct professor at Montgomery College.

Code of Conduct and Corporate Governance Principles

        The Company has adopted a Code of Conduct that is designed to promote the highest standards of ethical conduct by the Company's directors, executive officers and employees. The Code of Conduct requires that the Company's directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company's best interest. Under the terms of the Code of Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.

        Our Code of Conduct applies to all of our employees, including our chief executive officer and our chief financial officer. The Code of Conduct and all committee charters are posted under the caption "Investor Relations—ATSC Code of Conduct" and "—Corporate Governance," respectively, portions of our website (www.atsva.com). A copy of any of these documents is available in print free of charge to any stockholder who requests a copy by writing to ATS Corporation, 7915 Jones Branch Drive, McLean, Virginia 22102, Attention: Pamela A. Little, Corporate Secretary.

Certain Relationships and Transactions with Related Persons

        The Company does not have a comprehensive written policy for the review, approval or ratification of certain transactions. We review all transactions between us and any of our officers and directors. Our Code of Conduct, which applies to all directors, officers and employees, emphasizes the importance of avoiding situations or transactions in which personal interests interfere with the best interests of us or our stockholders. The Board reviews any transaction with a director to determine, on a case-by-case basis, whether a conflict of interest exists. The Board ensures that all directors voting on such a matter have no interest in the matter and discuss the transaction with counsel as necessary. The Board has delegated the task of discussing, reviewing and approving transactions between us and any of our officers to the Compensation Committee.

        The following includes a description of transactions during the fiscal year ended December 31, 2007 to which we have been a party, in which any of our directors, executive officers, or holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

        Through January 16, 2007, the date of the acquisition of ATSI, we paid CM Equity Management, L.P., an affiliate of Messrs. Jacks and Schulte, $7,500 per month for office space and certain office and secretarial services. The $7,500 per month was reimbursement for office space and the office and secretarial services provided to us by CM Equity Management, L.P., and not as compensation to Messrs. Jacks and Schulte. Through January 16, 2007, we paid a total of $115,645 for the use of such office and secretarial services. For fiscal year 2007, such payments were approximately $3,600.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE
OFFICERS AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2008, by:

  •
  each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding shares of our common stock;

  •
  each of our directors;

  •
  each of our executive officers; and

  •
  all of our directors and executive officers as a group.

        The percentages shown in the following table are based on 19,264,927 shares of common stock outstanding as of March 31, 2008. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. The number of shares beneficially owned by a person includes shares subject to options held by that person that were exercisable as of March 31, 2008 or within 60 days of that date. The shares issuable under those options are treated as if they were outstanding for computing the percentage ownership of the person holding those options but are not treated as if they were outstanding for the purposes of computing the percentage ownership of any other person. The percentages do not otherwise reflect the Company's outstanding warrants to purchase shares of common stock. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

        Unless otherwise indicated, the address of each person owning more than 5% of the outstanding shares of common stock is c/o ATS Corporation, 7915 Jones Branch Drive, McLean, Virginia 22102. The following table sets forth the number of shares of our common stock beneficially owned by the indicated parties.

	Shares beneficially owned
Beneficial Owner
	Number(1)	Percentage
Beneficial Owners Holding More Than 5%
Morgan Stanley and Morgan Stanley & Co. Incorporated(2)	5,682,500	24.76%
Lampe, Conway and Co., LLC(3)	4,565,450	23.70
C. Michael Vaughn(4)	5,341,623	23.09
Citigroup, Inc.(5)	3,540,000	18.38
Ardsley Advisory Partners(6)	3,375,000	17.52
CRT Capital Holdings, LLC(7)	3,581,037	17.15
Jonathan M. Glaser(8)	2,492,740	12.94
Osmium Special Situations Fund Ltd.(9)	2,089,200	10.33
Deutsche Bank AG(10)	1,877,100	9.74
David P. Cohen(11)	1,539,587	7.99
The Goldman Sachs Group, Inc. and Goldman, Sachs & Co.(12)	1,441,000	7.48
Pine River Capital Management L.P.(13)	1,349,000	7.00
Millenco, L.L.C.(14)	1,380,300	6.69
Fir Tree, Inc.(15)	1,217,966	5.95
Context Capital Management, LLC(16)	1,064,700	5.53
Directors and Executive Officers
Peter M. Schulte(17)(18)	2,179,488	10.73
Joel R. Jacks(17)(19)	2,157,965	10.63
Dr. Edward H. Bersoff(20)	1,581,359	7.87
Ginger Lew	24,486	*
Pamela A. Little(21)	120,000	*
Joseph A. Saponaro(22)	91,338	*
Edward J. Smith(23)	57,613	*
George Troendle(24)	49,918	*
All current directors, nominees and current executive officers as a group (8 persons)	6,262,167	28.13%

*
Represents beneficial ownership of less than 1%.

(1)
Includes, in the case of each holder of warrants, shares of common stock issuable upon the exercise of warrants that became exercisable on January 16, 2007.

(2)
Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 12, 2007. Morgan Stanley has shared voting and dispositive power with respect to 2,000,000 shares of our common stock and 3,682,500 shares of common stock issuable upon the exercise of warrants. Morgan Stanley & Co. Incorporated is a wholly-owned subsidiary of Morgan Stanley and may also be deemed to be a beneficial owner of these 2,000,000 shares of our common stock and 3,682,500 shares of common stock issuable upon the exercise of warrants. The business address of Morgan Stanley is 1585 Broadway, New York, New York 10036.

(3)
Based on information contained in a Schedule 13D filed with the U.S. Securities and Exchange Commission on September 26, 2007. Lampe, Conway & Co., LLC is the investment manager of LC Capital Master Fund, Ltd., which shares voting and dispositive power for 4,153,550 of the total shares. Both Steven G. Lampe and Richard F. Conway, managing members of Lampe, Conway & Co., share voting and dispositive power over the total 4,565,450 shares. The business address is 680 Fifth Avenue, 12th Floor, New York, New York 10019-5429.

(4)
Based on information contained in a Schedule 13D/A filed with the U.S. Securities and Exchange Commission on February 1, 2008. Of this amount, C. Michael Vaughn holds sole voting and dispositive power relating to 2,075,000 shares of common stock issuable upon the exercise of warrants and shares voting and dispositive power of the remaining 3,266,623 shares. Of the 3,266,623 shares, J. Christopher Young shares voting and dispositive power and (i) CRT Capital beneficially owns 1,366,723 shares of common stock, 927,400 shares of common stock issuable upon the exercise of warrants and 1,500 Units (a unit is equivalent to one share of common stock and two warrants); and (ii) Harbor Drive Management beneficially owns 100,000 shares of common stock and 868,000 shares of common stock issuable upon the exercise of warrants. The business address is 262 Harbor Drive, Stamford, Connecticut 06902.

(5)
Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 6, 2008. Citigroup, Inc. is the sole stockholder of Citigroup Investments, Inc. which beneficially owns 2,470,000 shares through its being the sole member of Tribeca Global Management, LLC, and Citigroup Global Markets, Inc. which beneficially owns 1,070,000 shares whose sole stockholder is Citigroup Financial Products, Inc., who in turn has Citigroup Global Markets Holdings, Inc., as it sole stockholder. The business address of Citigroup Global Markets, Inc., Citigroup Financial Products, Inc., and Citigroup Global Markets Holdings is 388 Greenwich Street, New York, New York 10013. The business address of Tribeca Global Management LLC and Citigroup Investments, Inc. is 731 Lexington Avenue, 24th Floor, New York, New York, 10022.

(6)
Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on May 22, 2007. Ardsley Advisory Partners serves as the investment manager of Ardsley Offshore Fund, Ltd., (holds 951,500 shares), and serves as the investment adviser of Ardsley Partners Renewable Energy Fund, L.P. (holds 375,000 shares), Ardsley Partners Fund II, L.P. (holds 1,245,600 shares), and Ardsley Partners Institutional Fund, L.P. (holds 769,000 shares), and therefore may be deemed the beneficial owner of those shares held by those entities. Ardsley Partners I is the general partner of Ardsley Partners Renewable Energy Fund, L.P., Ardsley Partners Fund II, L.P., and Ardsley Partners Institutional Fund, L.P., and therefore may be deemed to be the beneficial owner of such shares of stock. The business address for all entities except Ardsley Offshore Fund, Ltd. is 262 Harbor Drive, 4th Floor, Stamford, Connecticut 06902. The business address for Ardsley Offshore Fund, Ltd. is Romasco Place, Wickhams Cay 1, Roadtown Tortola, British Virgin Islands.

(footnotes continued on following page)

(7)
Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on May 31, 2007. CRT Capital Holdings owns all of the equity interests in and is the sole managing member of Harbor Drive Asset Management LLC and CRT Capital Group LLC. Of the total 3,581,037 shares, 2,113,037 are held by CRT Capital Group LLC and 1,468,000 are held by Harbor Drive Asset Management LLC. Of its total 2,113,037 shares, CRT Capital Group LLC holds 1,361,948 in common stock, 749,589 warrants convertible into common stock and 500 Units. Of its total 1,468,000 shares, Harbor Drive Asset Management LLC holds 868,000 warrants convertible into common stock. The business address is 262 Harbor Drive, Stamford, Connecticut 06902.

(8)
Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 14, 2008. 1,248,870 shares of the total ownership amount are held by JMG Capital Management, LLC ("JMG LLC"). JMG Capital Management, Inc. ("JMG Inc.") is a member of JMG LLC and, in such capacity, may be deemed to beneficially own the 1,248,870 shares. JMG LLC is the investment adviser and general partner of JMG Capital Partners, L.P. ("JMG LP"), and as such, JMG LP may be deemed to beneficially own the 1,248,870 shares. Mr. Glaser is the control person of JMG Inc. and JMG LLC and, as a result, beneficially owns the 1,248,870 shares of common stock. In addition, Mr. Glaser is deemed to beneficially own 1,248,870 shares of common stock as one of the control persons of Pacific Assets Management, LLC ("PAM") and Pacific Capital Management, Inc. ("PCM"), a member of PAM. PAM is the investment adviser to JMG Triton Offshore Fund, Ltd. (the "Fund"), and as such, the Fund may be deemed to beneficially own the 1,248,870 shares. Daniel Albert David and Roger Richter may also be deemed to beneficially own 1,248,870 shares of common stock, as they are also control persons of PAM and PCM. The business address of JMG is 11601 Wilshire Blvd., Suite 2180, Los Angeles, California 90025.

(9)
Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on April 13, 2007. This share amount includes 961,500 warrants convertible into common stock. The business address is Canon's Court, 22 Victoria Street, Hamilton D0 HM11, Bermuda.

(10)
Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 4, 2008. The business address is Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany.

(11)
Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 11, 2008. Of the total beneficial ownership amount of 1,539,587 shares, 694,046 are held by Athena Capital Management, Inc. (including 7,000 warrants beneficially owned) and 845,541 shares are held by Minerva Group, LP. The business address of Mr. Cohen is 50 Monument Road, Suite 201, Bala Cynwyd, Pennsylvania 19004.

(12)
Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 6, 2008. The business address of Goldman Sachs is 85 Broad Street, New York, New York 10004.

(13)
Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 13, 2008. Pine River Capital Management L.P. ("Pine River") has shared voting and dispositive power with respect to 1,349,000 shares of our common stock. As Pine River's principal, Brian Taylor may also be deemed to be a beneficial owner of these 1,349,000 shares of our common stock. Nisswa Master Fund Ltd. shares voting and dispositive power with respect to 1,193,100 of those shares of our common stock and, as a result, may be deemed to beneficially own 1,193,100 shares. The business address of Pine River is 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305.

(footnotes continued on following page)

(14)
Based on information contained in a Schedule 13D/A filed with the U.S. Securities and Exchange Commission on April 18, 2007. This share amount consists of 1,380,300 warrants convertible into common stock over which Millennium Management, L.L.C. has discretionary trading authority as manager of Millenco, L.L.C., and the warrants are held by Millenco, L.L.C., a Delaware limited liability company. Israel A. Englander is the managing member of Millennium Management and therefore may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millenium Management. The business address of Millenco is 666 Fifth Avenue, 8th Floor, New York, New York 10103.

(15)
Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 14, 2008. Fir Tree, Inc. has discretionary trading authority over 1,217,966 shares of common stock issuable upon the conversion of warrants as investment manager for Sapling, LLC, a Delaware limited liability company and Fir Tree Capital Opportunity Master Fund, L.P., a Cayman Islands exempted limited partnership that each hold 1,108,859 and 109,107 shares, respectively. The business address of Fir Tree is 505 Fifth Avenue, 23rd Floor, New York, New York 10017.

(16)
Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 13, 2008. Context Capital Management, LLC ("Context Capital") has shared voting and dispositive power with respect to 1,064,700 shares of our common stock. Michael S. Rosen, as the Co-Chairman, Chief Executive Officer and Manager, and William D. Fertig, as the Co-Chairman and Chief Investment Officer, of Context Capital, may also be deemed to be beneficial owners of these 1,064,700 shares of our common stock. Context Offshore Advantage Fund, Ltd. ("Context Offshore") has shared voting and dispositive power with respect to 405,471 of those shares of our common stock, as Context Capital serves as the investment adviser of Context Offshore. Context Advantage Master Fund, L.P. ("Context Master") has shared voting and dispositive power with respect to 645,758 of those shares of common stock, as Context Master is a limited partnership of which Context Capital is the general partner. The business address of Context is 4365 Executive Drive, Suite 850, San Diego, California 92121.

(17)
Business address is 900 Third Avenue, 33rd Floor, New York, New York 10022-4775.

(18)
Includes 1,043,653 shares of common stock issuable upon the exercise of warrants and 1,135,835 shares of common stock beneficially owned.

(19)
Includes 1,043,653 shares of common stock issuable upon the exercise of warrants and 1,114,312 shares of common stock beneficially owned.

(20)
Includes 826,072 shares of common stock issuable upon the exercise of warrants and 210,000 restricted shares under the terms of the 2006 Omnibus Incentive Compensation Plan (of which 30,000 of 150,000 (20%) vest on each December 31 commencing December 31, 2007 and of which 20,000 of 60,000 (33.3%) vest on each December 17 commencing December 17, 2008).

(21)
Includes two grants of restricted shares under the ATS Corporation 2006 Omnibus Incentive Compensation Plan: (i) a grant of 60,000 shares which vest in three equal annual installments beginning on December 17, 2008; and (ii) a grant of 50,000 shares, of which 10,000 vested immediately on the May 4, 2007 grant date and the remaining 50,000 vest in four equal annual installments beginning on May 4, 2008.

(22)
Includes 50,000 shares of common stock issuable upon the exercise of warrants held by Mr. Saponaro.

(23)
Includes 10,000 shares of common stock issuable upon the exercise of warrants held by Mr. Smith.

(24)
Includes 20,000 shares of common stock issuable upon the exercise of warrants held by Mr. Troendle.

PROPOSAL 1. ELECTION OF DIRECTORS

        Our Board of Directors consists of seven members, divided into three classes with two members in Classes II and III and three members in Class I. Our directors are elected to serve three-year terms, so that the term of office of one class of directors expires at each annual meeting.

        The Board of Directors has nominated the following individuals, each of whom is currently a director, for election as directors for terms expiring at our annual meeting in 2011, or until their respective successors have been elected and qualified.

  •
  Joseph A. Saponaro

  •
  Peter M. Schulte

        If either of these nominees becomes unavailable for election, the accompanying proxy may be voted for a substitute, or in favor of holding a vacancy to be filled by the directors. We have no reason to believe that either nominee will be unavailable. The accompanying proxy may be voted for up to the number of nominees named and the nominees receiving the largest number of "FOR" votes will be elected to the director positions to be filled.

        The following information is provided regarding each nominee for election as a director and the continuing directors. The age indicated for each individual is as of the record date of March 31, 2008.

Nominees for Election as Directors Whose Terms of Office Expire in 2011—Class III Directors

        Joseph A. Saponaro, age 68, has been one of our directors since May 2006. Mr. Saponaro is currently the President and CEO of FPMI Solutions, Inc., a privately-held company providing human resources services to U.S. federal government agencies. Mr. Saponaro is the retired President of L-3 Government Services, Inc., or L-3GSI, a wholly-owned subsidiary of L-3 Communications Holdings, Inc. (NYSE: LLL). Mr. Saponaro has over 40 years of experience in information technology software systems, services and products for the U.S. government and the commercial market, including more than 25 years in senior management roles. Prior to joining L-3GSI, Mr. Saponaro served as Sector President and General Manager of a business unit of The Titan Corporation after successfully integrating AverStar, Inc. following its acquisition by Titan in June 2000. Prior to its acquisition by Titan, Mr. Saponaro was President of AverStar, a provider of information technology services and software products for the mission-critical systems of federal, civil and defense agencies and large commercial companies. Prior to the formation of AverStar, from 1986 through 1991, Mr. Saponaro was President and CEO of Intermetrics, a public company providing software and IT systems and services to the federal government and commercial customers. Mr. Saponaro received a B.S. in Navigation and Astronomy from the Massachusetts Maritime Academy, a M.S. in Mathematics from Northeastern University, and has completed coursework toward a Ph.D. in Aeronautics at the Massachusetts Institute of Technology.

        Peter M. Schulte, age 50, has served as a director since April 2005. Mr. Schulte served as the President and Secretary of ATS Corporation from April 2005 until January 2007. Mr. Schulte is a Managing Partner, and was a founder, of the private equity firm CM Equity Partners, which invests in established middle market companies and manages private equity funds and investments through its management company, CM Equity Management, L.P. Mr. Schulte has served as a director of ICF International, Inc. since 1999. Related to his private equity investing activities, Mr. Schulte is a director of several companies, including Preferred Systems Solutions, Inc., RGS Associates, Inc. and 3001 International, Inc., serving the U.S. Department of Defense and U.S. federal civil agencies. Mr. Schulte received a Bachelor of Arts degree in Government from Harvard College and a Masters in Public and Private Management from the Yale School of Management.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR BOTH NOMINEES.

Directors Whose Terms of Office Expire in 2009—Class I Directors

        Dr. Edward H. Bersoff, age 65, has served as a director of the Company since April 2005 and as Vice Chairman from April 2005 through January 2007 when he became Chairman and President. See "Corporate Governance and Board Matters—Executive Officers of the Registrant—Dr. Edward H. Bersoff" for Dr. Bersoff's biographical information.

        Ginger Lew, age 59, has served as a director since June 11, 2007. Ms. Lew currently heads a private consulting firm based in Washington, D.C. that provides investment and management services. She also serves as a member and former Co-Chair of the NASDAQ Hearing Listing and Review Council, an independent advisory board to NASDAQ. She is the founder and Chairman of the Association of Asian American Investment Managers ("AAAIM") and Chairman of the Czech/Slovak American Enterprise Fund. Ms. Lew received her law degree from the University of California at Berkeley, and her undergraduate degree in political science from UCLA.

        George Troendle, age 54, has served as a director since June 11, 2007. Mr. Troendle was the founder, Chief Executive Officer and a Director of Resource Consultants Inc. ("RCI"), a broadly diversified technology company, specializing in support of government agencies, particularly defense and homeland security. In 2005, RCI became part of Serco North America, a $500 million division of Serco Group, a $3.5 billion international services company specializing in government operations. Mr. Troendle became President of Serco North America and served in that capacity until stepping down in 2006. Prior to founding RCI, Mr. Troendle was one of three executives running a major division of Advanced Technology, Inc., a 300-employee technology company primarily supporting the Department of the Navy. Mr. Troendle graduated from Georgetown University with both an M.A. and B.A. in Economics.

Directors Whose Terms of Office Expire in 2010—Class II Directors

        Joel R. Jacks, age 60, has served as a director of the Company since April 2005. Mr. Jacks served as the Chairman and Chief Executive Officer of the Company from April 2005 until January 2007. Mr. Jacks has over 30 years of experience in private equity investing, mergers and acquisitions and managing and operating companies in a wide variety of industries. Mr. Jacks is a Managing Partner and was a founder of CM Equity Partners. From 1992 to 1996, Mr. Jacks co-founded and managed Carl Marks Consulting Group, LLC. Mr. Jacks has served as a director of ICF International, Inc. since 1999. Related to his private equity investing activities, Mr. Jacks is a director of several companies, including Echo Bridge Entertainment, LLC, Evans Consoles Inc., Martin Designs, Inc., 3001 International, Inc., Falcon Communications, Inc., RGS Associates, Inc., Laguna Ventures, Inc. and Preferred Systems Solutions, Inc. Mr. Jacks received a Bachelor of Commerce degree from the University of Cape Town and an MBA from the Wharton School, University of Pennsylvania.

        Edward J. Smith, age 59, has served as a director since May 2006. Mr. Smith has been President of Barnegat Bay Capital Inc. since 2001. Barnegat Bay Capital, which Mr. Smith founded in 2001, provides corporate finance advisory services to public and private companies. Mr. Smith currently sits on the Board of Directors of Cognex Corporation (NASDAQ: CGNX), the world's leading provider of vision systems and software. During approximately 30 years in major securities firms, he has held managing director roles in investment banking at Prudential Securities Incorporated, Kidder, Peabody & Co. Incorporated, Merrill Lynch Capital Markets and Shearson Lehman Brothers Inc. In those capacities, he was a senior investment banker leading a large number of financial transactions in the technology sector. Mr. Smith was a Lecturer at Yale University teaching a course entitled "The Corporate Board of Directors" in 2006 and 2007. Mr. Smith received a B.A. from Yale University and a Masters in Business Administration from Harvard Business School.

PROPOSAL 2. APPROVAL OF THE ATS CORPORATION 2007 EMPLOYEE STOCK PURCHASE PLAN

        This section provides a summary of the principal terms of the ATS Corporation 2007 Employee Stock Purchase Plan (the "ESPP"). The complete ESPP is attached to this proxy statement as Appendix A. For a complete description of the terms of the ESPP, you should read the ESPP.

Reasons for the Employee Stock Purchase Plan

        The stockholders of the Company are being asked to approve the ESPP. The ESPP is intended to provide the Company's eligible employees with an opportunity to participate in the Company's success or failure by permitting them to easily acquire an ownership interest in the Company through periodic payroll deductions that will be applied towards the purchase of shares of Company common stock at a discount from the market price. The Board of Directors adopted the ESPP on July 24, 2007, subject to stockholder approval.

Summary

        The following is a summary of the principal features of the ESPP. This summary, however, does not purport to be a complete description of all of the provisions of the ESPP.

Effective Date:	October 1, 2007
Shares Authorized:
150,000 shares, with a maximum allocation in any four-month period beginning February 1, June 1 and October 1 to be limited to 50,000 shares, plus an annual increase (and proportional four-month period maximum limitation increase) to be added on the first day of each of the Company's fiscal years beginning in 2009, equal to the lesser of (i) 100,000 shares, (ii) 1% of the outstanding shares on such date, or (iii) a lesser amount determined by the Board of Directors. No annual increase shall be added after October 1, 2017.
Offering:	Four-month periods commencing on each February 1, June 1 and October 1, with the first offering period commencing on October 1, 2007 (the "Offering Period").
Purchase Price:
Employees participating in the ESPP may purchase a share of Company common stock at the close of an Offering Period at the lower of (i) ninety-five percent (95%) of the fair market value of a share on the last day of the Offering Period or (ii) ninety-five percent (95%) of the fair market value of a share on the first day of the Offering Period.
Participation Limits:	An employee's right to purchase common stock under the ESPP may not accrue at a rate which exceeds $25,000 per calendar year of the fair market value of the Company's common stock.
Amendment and Termination:
No amendment, suspension or termination will be effective without stockholder approval if applicable law or listing rules require such approval. Amendments to the ESPP will not impair the rights of a participant in any way under any options previously granted without such participant's consent.

Other Material Features of the ESPP

        Eligibility.    All regular employees of the Company whose customary employment is for more than 20 hours per week and who have been employed by the Company or a subsidiary for at least three months. However, an employee will not be eligible to participate if, as a result of participating, that employee would hold five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. As of March 31, 2008, approximately 725 employees, excluding the chief executive officer, were eligible to participate in the ESPP. Currently, there are 99 employees participating in the ESPP, including the chief financial officer.

        Administration.    A committee, appointed by the Board of Directors that consists exclusively of one or more directors of the Company, will oversee the administration of the ESPP. The Committee will have full power and authority to interpret and make all other policy decisions relating to the ESPP, to interpret the provisions of the ESPP, and subject to the express terms of the ESPP, to establish the terms of Offering Periods under the ESPP. The decisions of the Committee will be final and binding on all participants. The Company will pay all costs and expenses incurred to administer the ESPP without charge to the participants.

        Payroll Deductions and Stock Purchases.    The Company's eligible employees may elect to participate in the ESPP by giving notice to the Company. This notice will instruct the Company to withhold a specified percentage of the employee's base salary (in any whole percentage multiple ranging from one percent (1%) up to a maximum of ten percent (10%)) on each pay period during the offering. On the last business day of an Offering Period, the Company will use the eligible employee's withheld salary to purchase common stock for him or her at the purchase price. For purposes of the ESPP, fair market value per share as of a particular date will mean the closing sales price of the Company's common stock as reported on the OTC Bulletin Board on that date (or if there was no reported price on such date, then on the last date on which the closing sales price was reported). The Committee may determine, with respect to all participants, that any fractional share shall be (i) rounded down to the next lower whole share; or (ii) credited as a fractional share. If, on the last day of an offering, the number of shares to be purchased by all participants exceeds the number of shares then available for purchase under the ESPP, then the Committee will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as will be practicable and as it will determine to be equitable. As of March 31, 2008, the closing price on the OTC Bulletin Board for a share of common stock was $2.60.

        Termination of Participation.    A participant may stop contributions to the ESPP at any time and his or her accumulated payroll deductions will, at the participant's election, promptly be refunded in cash, without interest (provided the Committee received notice at least forty-five (45) days before the end of an Offering Period). The participant's purchase right will immediately terminate upon his or her cessation of employment for any reason. Any payroll deductions that the participant may have made for the purchase period in which such cessation of employment occurs will be refunded and will not be applied to the purchase of Company common stock.

        Transferability.    No purchase rights will be assignable or transferable by the participant, except by a valid death beneficiary designation, will or under applicable laws of descent and distribution.

        Sub-Plans.    The Committee may adopt rules, guidelines or sub-plans applicable to particular subsidiaries or employees in particular locations that allow for participation in the ESPP in a manner that may not comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), for the purpose of qualifying the ESPP for preferred tax treatment under foreign tax laws.

Federal Income Tax Consequences

        The following is a brief description of the Company's understanding of the federal income tax consequences to the Company and participants subject to U.S. taxation with respect to participation in the ESPP. This description may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not address any state, local or foreign tax consequences.

        The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until either there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

        If a participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the purchase period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing selling price of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with his or her acquisition.

        If a participant sells or disposes of the purchased shares more than two (2) years after his or her entry date into the purchase period in which the shares were acquired and more than one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the closing sales price of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (ii) five percent (5%) (or such lesser discount as the Committee may establish) of the closing selling price of the shares on the participant's entry date into the offering in which those shares were acquired. Any additional gain upon the sale or disposition of the purchased shares will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

        If a participant still owns the purchased shares at the time of death, then his or her estate will recognize ordinary income in the year of death equal to the lesser of (i) the amount by which the closing selling price of the shares on the date of death exceeds the purchase price, or (ii) five percent (5%) (or such lesser discount as the Committee may establish) of the closing selling price of the shares on the participant's entry date into the offering in which those shares were acquired.

New Plan Benefits

        Because benefits under the ESPP will depend on employees' elections to participate and the fair market value of the Company's common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the ESPP.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ATS CORPORATION 2007 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3. RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Grant Thornton LLP ("Grant Thornton") to serve as our independent registered public accounting firm for fiscal year 2008, subject to stockholder ratification. Representatives of Grant Thornton will be present at the annual meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions by stockholders. If our stockholders do not ratify Grant Thornton as our independent registered public accountant, the Audit Committee will reconsider the appointment of our independent registered public accountant. The Audit

Committee may, in its discretion, retain Grant Thornton or another independent registered public accounting firm without re-submitting the matter to the Company's stockholders. Even if stockholders vote in favor of the appointment, or on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2008.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

        On April 18, 2007, the Company notified Eisner LLP, the Company's independent registered public accounting firm since the Company's inception on April 12, 2005, that it had elected to change independent registered public accounting firms to Grant Thornton LLP and, therefore, was dismissing Eisner. The decision to change accountants was approved by the Audit Committee of the Company's Board of Directors.

        Eisner's reports on the Company's audits of financial statements from April 12, 2005 (inception) through December 31, 2005 and the fiscal year ended December 31, 2006 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Eisner's report on the effectiveness of the Company's internal control over financial reporting as of December 31, 2006 expressed an adverse opinion because of the existence of material weaknesses.

        During the period from April 12, 2005 (inception) to December 31, 2005 and the fiscal year ended December 31, 2006 and through April 18, 2007 (the "Relevant Period"), the Company had no disagreements with Eisner, whether resolved or unresolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Eisner's satisfaction, would have caused Eisner to make reference to the subject matter of the disagreement in connection with its reports.

        During the Relevant Period, there were no "reportable events" as defined in Regulation S-K Item 304(a)(1)(v) except as previously reported with respect to the evaluation of the effectiveness of its internal controls over financial reporting as of December 31, 2006, as was disclosed by the Company in Item 9A of the Company's Form 10-K for the year ended December 31, 2006, as follows:

  Our Management, including our Chief Executive Officer and Chief Financial Officer, conducted an assessment of the effectiveness of our internal controls over financial reporting as of December 31, 2006, based on the criteria set forth in the framework in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO"). We determined that our internal control over financial reporting was ineffective because of the following material weaknesses as described below:

    •
    Through December 31, 2006, we had no operations, no full-time personnel and very few personnel of any kind. Our activities from inception in late 2005 and into 2006 focused on completing our initial public offering, identifying acquisition candidates and then completing the acquisition of ATSI. As a result of these factors, we had neither the resources, nor the personnel, to have in place adequate internal control. The material weaknesses in our internal control over financial reporting related primarily to our inabilities to segregate duties.

    •
    In addition, we lacked documentation of the policies and procedures that were in place.

        The Company authorized Eisner to respond fully to the inquiries of the successor accountant concerning the subject matter of this material weakness, which was done.

DESCRIPTION OF PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table sets forth the fees incurred for services provided by Eisner LLP for the fiscal year ended December 31, 2006 and by Grant Thornton LLP for fiscal year ended December 31, 2007, respectively.

	2006	2007
Audit Fees	$72,000	$561,557
Audit-Related Fees	141,967	16,800
Tax Fees	11,500	122,520
All Other Fees	—	—

Total	$225,467	$700,877

        The following is a description of the nature of the services related to the fees disclosed in the table above. The Audit Committee has considered whether Grant Thornton's provision of non-audit services is compatible with maintaining its independence.

Audit Fees

        These are fees for professional services rendered by Grant Thornton for the audits of our annual consolidated financial statements and the review of consolidated financial statements included in our quarterly reports on Forms 10-Q.

Audit-Related Fees

        These are fees for assurance and related services rendered by Grant Thornton that are reasonably related to the performance of the audit or the review of our consolidated financial statements that are not included as audit fees. These services include consulting on financial accounting and reporting related to the filing of our proxy statement filed in December 2006 with the Securities and Exchange Commission in relation to the acquisition of Advanced Technology Systems, Inc.

Tax Fees

        These are fees for professional services rendered by Grant Thornton with respect to tax compliance, tax advice and tax planning. These services include the preparation and review of tax returns and consulting on tax planning matters.

All Other Fees

        There were no fees for other services rendered by Grant Thornton that do not meet the above category descriptions.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

        The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

AUDIT COMMITTEE REPORT

        The Company's management is responsible for the Company's internal controls and financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles (and reporting on the design and effectiveness of internal controls over financial reporting). The Audit Committee oversees the Company's internal controls and financial reporting process on behalf of the Board of Directors.

        The Audit Committee has reviewed and discussed with our management and with our independent registered public accounting firm for the year ended December 31, 2007, Grant Thornton LLP, the financial statements of ATS Corporation as set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The Audit Committee has (a) discussed with Grant Thornton LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, (b) received from Grant Thornton LLP the written communications required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and (c) discussed with Grant Thornton LLP its independence from us and our management. Grant Thornton LLP has confirmed to us that it is in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence.

        In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company's financial statements to generally accepted accounting principles. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent registered public accounting firm do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent registered public accounting firm is in fact "independent."

        Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2007 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee has also approved the selection of Grant Thornton LLP to be the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.

Audit Committee of the Board of Directors of ATS Corporation

Edward J. Smith, Chair
Joseph A. Saponaro
Joel R. Jacks
Ginger Lew

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

        The Compensation Committee (for purposes of this analysis, the "Committee") has responsibility for establishing, implementing and monitoring adherence to the Company's compensation philosophy. The Committee operates under the mandate of a formal charter that establishes the framework for the fulfillment of the Committee's responsibilities. The Committee reviews the charter at least annually to ensure that the scope of the charter is consistent with the Committee's expected role, most recently evaluating the charter on an anonymous basis to outside counsel and discussing the compiled results and analysis at its February 2008 meeting. The Committee strives to ensure that the total compensation paid to our executives is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the executive team, including the executive officers, are similar to those provided to other key employees.

Compensation Philosophy and Objectives

        We operate in a competitive, dynamic and specialized industry that presents growth opportunities for companies with the most competitive employees. We believe that in order to compete effectively in this industry, we must attract and retain highly qualified executive officers who possess special talents, credentials and experience. As a result, we have established a compensation philosophy with the following objectives:

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  Reward performance and contribution to our business.  Programs should be designed to reward extraordinary performance with strong compensation; likewise, where individual performance falls short of expectations and/or Company performance lags behind the peer group performance, the programs should deliver lower payouts.

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  Pay-for-performance and retention must be balanced.  To attract and retain a highly skilled work force, we must remain competitive with the pay of our peer companies who compete with us for talent.

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  Compensation should be aligned with stockholder interests.  Key personnel should have a substantial proportion of their compensation in the form of equity participation to better align their individual financial interests with those of our stockholders.

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  The relationship between overall Company goals and each individual's personal goals should be clear. Employees should be able to easily understand how their efforts can affect their pay, both directly through individual performance and indirectly through contributing to the business unit and Company's achievement of its strategic and operational goals.

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  The compensation and benefit programs should be designed similarly across the organization. Such programs should include only those perquisites necessary to attract and retain executives and/or improve the executive's ability to safely and effectively carry out his or her responsibilities.

Implementing Our Objectives

        The process by which the Committee makes specific decisions related to executive compensation includes consideration of the following:

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  The Company's compensation philosophy and objectives.

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  The Company's financial performance in terms of the attainment of both annual and long-term goals and objectives, which is discussed in part under "Company Accomplishments/History Affecting Compensation."

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  The competitiveness of executive compensation relative to our defined peers and competitive labor market, as discussed below under "Use of Market Data."

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  Review of the executive's total compensation mix.

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  Individual performance, experience and contributions.

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  Retention considerations.

        Use of Market Data.    In order to establish compensation for our named executives, we collect competitive data for base salary, annual bonus and long-term stock-based incentives. This competitive data includes public companies in the same industry and relevant executive labor market data, plus additional reputable market survey data to validate the peer group benchmarks. In particular, the Committee regularly reviews salary survey information from the Human Resource Association of the National Capital Area and Washington Technical Personnel Forum for those positions comparable to the ones at our Company. In addition, we consider the compensation practices of our peer group, comprised of publicly traded, U.S.-based professional services companies that serve the government sector. This peer group, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes the Company competes for talent.

        The companies that we consider to comprise our compensation peer group include:

CACI International	MTC Technologies, Inc.	SRA International, Inc.
Dynamics Research Corp.	NCI, Inc.	Stanley, Inc.
ManTech International Corp.	SI International, Inc.

        Company Accomplishments/History Affecting Compensation.    We were organized as a "blank check" company under the laws of Delaware on April 12, 2005 and were formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the federal services and defense industries. On January 16, 2007, we acquired all of the outstanding capital stock of Advanced Technology Systems, Inc. and its subsidiaries (collectively, "ATSI"), a provider of systems integration and application development to the U.S. government. Therefore, through December 31, 2006 and into January 2007, we had no operations, no full-time personnel and very few personnel of any kind. Our activities from inception in 2005 and into 2006 were focused on completing our initial public offering, identifying acquisition candidates and then completing the acquisition of ATSI. As a result, we did not pay any compensation, in any form, to our executive officers or directors until after our acquisition of ATSI in January of 2007. Following the initial ATSI acquisition, we engaged in a series of other acquisitions throughout the year, acquiring Reliable Integration Services, Inc. on February 28, 2007, Potomac Management Group, Inc. on September 1, 2007, and Number Six Software, Inc. on November 9, 2007. As a result of both 2007 being our first year of operations, as well as our high level of acquisition activities during the year, most of our management compensation decisions, as discussed below, were directly tied to these efforts.

Role of the Compensation Committee, Management and Consultants in the Executive Compensation Process

        In 2006, none of the officers of the Company received any compensation, nor were there any other employees of the Company, so the Committee took no actions during the year ended December 31, 2006. Upon the acquisition of ATSI in mid-January 2007, the Company began operations and the Committee initiated its formation of compensation policies and practices, which were revised and refined as the year progressed.

        Role of Compensation Committee.    The Committee reviews all compensation components for the Company's Chief Executive Officer, Chief Financial Officer and other executive officers, including base salary, annual incentives and long-term equity incentives. In addition to reviewing competitive market values, the Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive's total compensation package. The Committee meets in executive session to evaluate the performance of the named executive officers, determine their annual bonuses for the prior fiscal year, establish their annual performance objectives for the current fiscal year, set their base salaries for the next fiscal year, and consider and approve any grants to them of equity compensation. In connection therewith, the Committee regularly reviews and updates as necessary general structural parameters for its executive management members by position. Such structural parameters are initially suggested by the Chief Executive Officer and for fiscal year 2007 included the following: (i) for the Chief Executive Officer position, a base salary at or above $300,000, a target bonus of up to 75% of base compensation contingent on corporate and personal performance; and 50,000 target options; (ii) for the Chief Financial Officer position, a base salary between $200,000 and $400,000, a target bonus of up to 60% of base compensation contingent on corporate and personal performance, and 40,000 target options. The Committee establishes, maintains and updates structural parameters encompassing all management positions of the Company, and not just those of the named executive officers.

        Although many compensation decisions are made in the first and fourth quarters of the year, our compensation planning process neither begins nor ends with any particular Committee meeting. Compensation decisions are designed to promote our fundamental business objectives and strategy. Evaluation of management performance and consideration of the business environment are year-round processes.

        Role of Management and Consultants in Compensation Decisions.    We may utilize the services of outside advisors and consultants throughout the year as they relate to executive compensation. In 2007, the Committee opted not to rely on the services of such advisors and consultants. However, the Committee may have direct access to advisors for issues related to executive compensation and benefits if it desires, in the future.

        The Committee may request one or more members of senior management to be present at Committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives are free to provide insight, suggestions or recommendations regarding executive compensation, and our Chief Executive Officer in particular is instrumental in this role. Although our Chief Executive Officer makes recommendations as to other executives to the Committee, only independent Committee members are allowed to vote on decisions regarding executive compensation.

        The Committee meets with the Chief Executive Officer to discuss his own performance and compensation package, but ultimately decisions regarding his package are made solely based upon the Committee's deliberations, as well as any input from consultants and advisors, as requested. The Chief Executive Officer recuses himself from the deliberation process of his compensation.

Compensation Structure/Elements

        For fiscal year 2007, our named executive officers included Dr. Edward Bersoff, our Chief Executive Officer, and Mr. Stuart Lloyd and Ms. Pamela Little, both of whom served in the capacity of Chief Financial Officer. Mr. Lloyd served as our Chief Financial Officer from January until June 1, 2007 and Ms. Little joined the Company on May 4, 2007 as the Vice President of Finance, transitioning to the Chief Financial Officer role on June 1, 2007.

        The principal components of compensation for named executive officers of the Company for 2007 included base salary, annual incentive bonus and long-term equity compensation. The following section summarizes the role of each component and how decisions are made. The Committee has discretion in the size, and in the case of bonuses and long-term equity incentive compensation, whether available, of any of the principal compensation components for the named executive officers.

        Base Salary.    The purpose of base salary is to provide competitive and fair base compensation that recognizes the executives' role, responsibilities, experience and performance. Early in each year, as well as at the time of a promotion or other change in responsibilities, the Committee reviews and sets each executive's pay to reflect individual experience, expertise, performance and contribution in the role. In addition, the Committee also considers the internal relationship of executives, the impact changes in salary have on other programs (most notably incentive compensation) in making adjustments, the level of pay compared to peer group pay levels for similar positions and the general structural parameters for executive compensation that the Committee has established for the year. The effective date of salary increases typically will be January 1 of each year. The base salaries paid to our named executive officers for fiscal 2007, and the amounts decided upon for 2008, are shown below:

Name and Principal Position	Fiscal 2007 Salary	Fiscal 2008 Salary	Annual % Change
Edward H. Bersoff Chief Executive Officer	$300,000	$350,000	14.3%
Pamela A. Little Chief Financial Officer Beginning 6/1/07	260,000	300,000	13.3
Stuart R. Lloyd Chief Financial Officer Until 5/31/07	275,000	N/A	N/A

        We seek to fix executive officer base compensation at a level we believe enables us to hire and retain individuals in a competitive environment, and also to reward satisfactory individual performance and contribution to our overall business goals. In determining Dr. Bersoff and Mr. Stuart's base salaries at the beginning of 2007, we considered the available survey data and analysis available to us at that time.

        In determining the fiscal 2008 base salaries for our executive officers, the Committee considered the survey data and analysis indicating that the base salary for our Chief Executive Officer fell within the lower end of the survey data, whereas the remainder of our management-level salaries were towards the higher end of the competitive range of companies in our peer group. Additionally, the Committee considered the acquisition activity of the Company over the course of 2007. Each of the RISI, PMG and NSS acquisitions were personally identified and negotiated by our Chief Executive Officer, Dr. Bersoff, and the PMG and NSS integration processes were spearheaded by our Chief Financial Officer, Ms. Little. Following its consideration of this data and other factors, the Committee decided that the fiscal 2008 base salaries for our Chief Executive Officer and Chief Financial Officer would receive a significant increase ranging from $40,000 to $50,000, whereas the remaining executive officers would remain generally unchanged or modestly increased from the prior fiscal year levels.

        Annual Incentive Bonus.    The purpose of annual incentive bonuses is to motivate and reward the achievement of specific Company, department and individual goals that support the Company's strategic plan. Annual incentive bonuses are not fixed compensation, must be re-earned and are at-risk based on actual performance. Incentives focus on short-term financial, strategic and individual performance.

        The Committee designed a new annual incentive bonus program for fiscal year 2007, under which a bonus target was established for each individual or category of executive, which for Dr. Bersoff was

65% of his base compensation for 2007, and for Ms. Little was 60% of her 2007 base compensation. As Mr. Lloyd did not remain with the Company through the end of fiscal 2007, he was not eligible for an annual incentive bonus. The Committee's established bonus targets for each executive were based on job responsibilities, internal comparisons and peer group data. In addition, the Committee provides executives with the opportunity to be rewarded based upon performance goals which will vary based on the executive's position. There is a 20% band around each target bonus, representing the actual bonus amount that can be earned by each executive. So, for Dr. Bersoff, his available bonus band, based upon a 65% target, ranged from 52% to 78% of his base compensation, and Ms. Little's bonus band, based upon a 60% target, ranged from 48% to 72% of her base compensation. Management and the Committee set target backlog, EBITDA and revenue objectives for the Company. If none of these objectives are met, then no bonus is received, and if part or all of these goals are met, then a portion or all of the bonus may be received. In addition, the Committee set an absolute EBITDA threshold of $6.0 million before any executive bonuses could be paid. For 2007, the established targets were $175.0 million, $6.2 million and $120.0 million for backlog, EBITDA and revenue, respectively. As an additional component, for executives who managed company business units, the success of each business unit was a significant element (50%) of those executives' bonus opportunities.

        As each of Dr. Bersoff and Ms. Little interacts with all of our business units, the performance measures are intended to encourage them to attend to the entire business of the Company and make decisions for the benefit of the entire Company. Thus, a significant portion of the determination of whether the performance targets are met and relevant target bonuses paid hinges upon the overall Company's financial goals relating to earnings, revenues, backlog, strategic goals relating to acquisitions and technology initiatives and operational goals relating to expense management and people development. The Committee evaluated these performance targets, in addition to the named executive's individual performance objectives, in the determination of the 2007 bonus amounts. The Committee intends for the executives to create bonus programs for additional key employees that are aligned with compatible objectives.

        The Company exceeded its overall EBITDA and backlog targets set out at the beginning of the year. However, in spite of the fact that three acquisitions (in addition to our initial ATSI acquisition) were made during the course of the year adding revenue, backlog and EBITDA to the original baseline, the Company still did not achieve its original revenue target for the year. Therefore, the Committee agreed with management's recommendation that neither Dr. Bersoff nor Ms. Little would receive a bonus for 2007 performance.

        For 2008, the Committee has determined to maintain Ms. Little's target bonus at 60% of her base compensation, but to increase Dr. Bersoff's from 65% to 75% of his base compensation. Since many of the factors relevant to determining bonuses are at the discretion of the Committee, the likelihood of named executives achieving their full bonus potential in future years cannot be predicted.

        Long-Term Equity Incentive Compensation.    The Company's equity incentive plan is designed to encourage participants to focus on long-term Company performance and provide an opportunity for executive officers and certain designated key employees to increase their stake in the Company through stock options and/or restricted stock grants or similar vehicles.

        The plan is designed to:

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  enhance the link between the creation of stockholder value and long-term executive incentive compensation;

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  provide an opportunity for increased equity ownership by executives; and

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  maintain competitive levels of total compensation.

        Equity awards vary among participants based on their positions within the Company, their individual contributions, the value added to the organization, and internal equity. In evaluating awards, we consider current value, expected value at grant and the ownership percentage associated with the award to draw comparison amongst the recipients and make market comparisons to similarly situated executives in peer group companies. Because these equity awards are generally intended to help motivate our executive officers to stay with the Company and continue to build stockholder value, the Committee generally does not consider an executive's current stock or option holdings in making additional awards, except to the extent that the Committee determines that additional equity awards would further motivate the individual to remain with us for a longer period of time. Our primary focus is to retain executives in light of prevailing competitive conditions and to motivate executives in ways that support stockholder value.

        In 2007, the Committee used restricted stock awards as its primary vehicle for equity incentive compensation for our named executive officers, and options as its primary vehicle for equity incentive compensation for other members of our management team. Specifically, the Committee decided upon an annual award of 60,000 restricted shares to each of Dr. Bersoff and Ms. Little, and a range of between 20,000 to 30,000 options for the other members of its senior management team who are not named executive officers.

        The Committee makes its annual awards at the end of the calendar year. However, newly hired named executive officers who are eligible to receive equity awards may be granted such awards at the next regularly scheduled Committee meeting following their hire date or upon their hire date. Mr. Lloyd received an award of 300,000 options at an exercise price of $4.95/share upon his employment as Chief Financial Officer on January 16, 2007. However, Mr. Lloyd's options expired 90 days after he left our employ (or on August 29, 2007), pursuant to the terms of his award. Dr. Bersoff received 150,000 restricted shares upon the execution of his employment agreement on March 19, 2007, with 30,000 shares vesting on each December 31 beginning December 31, 2007, and Ms. Little received 60,000 restricted shares upon her employment in May of 2007, with 10,000 shares vesting immediately and the remaining 50,000 vesting over the next four anniversaries of the grant date. As a general matter, the Committee's process is independent of material non-public information, including with respect to the determination of grant dates or the stock option exercise prices.

        Options are awarded at the Over-The-Counter Bulletin Board's closing price of the Company's common stock on the date of the grant. The Committee has never granted options with an exercise price that is less than the closing price of the Company's common stock on the grant date, nor has it granted options which are priced on a date other than the grant date.

  Retirement and Other Benefits.

        Our officers participate in the same employee benefit programs as other employees. These programs include tax-qualified retirement plans, health insurance, life insurance, disability insurance and short-term disability. We currently have one tax-qualified retirement plan, our 401(k) plan, which is discussed below, and our ATS Corporation 2007 Employee Stock Purchase Plan will also be a tax-qualified retirement plan if it is approved by stockholders at our annual meeting. The terms of our ESPP are discussed under "Proposal 2: Approval of the ATS Corporation 2007 Employee Stock Purchase Plan."

401(k) Savings Plan

        Our senior executives participate in the Advanced Technology Systems, Inc. Retirement Plan, a tax-qualified profit-sharing plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"), originally established on April 1, 1985 prior to our acquisition of ATSI. Our 401(k) Plan is managed by T. Rowe Price Retirement Plan Services. Under the terms of this plan, eligible employees may elect to contribute up to 100% of their eligible compensation as salary deferral contributions to the plan, subject to statutory limits. We make matching contributions each pay period equal to 50% of an employee's contributions up to the first 6% of the employee's compensation. We do not make matching contributions for employee contributions in excess of 6% of the employee's compensation. We have recently amended the 401(k) Plan to change the vesting schedule for non-safe harbor matching contributions from a six-year graded schedule to 100% immediate vesting, effective January 1, 2008.

Key Employee Protection Plan

        The Company offered a Key Employee Protection Plan (the "Protection Plan") in which selected employees of the Company were asked to be participants. The Protection Plan recognized the fact that the acquisition could create uncertainty among some key employees of the Company as to their futures. We believe that continuity of the Company's employee base, particularly at senior levels, is important and desire to take steps to assure that continuity. Accordingly, the Protection Plan was intended to provide short-term financial security to certain senior employees of the Company.

        The Protection Plan would divide participants into three categories, with different terms of protection, amounts of separation pay, and periods during which separation payments would be made. In order to be a participant, an employee was required to sign a non-competition agreement under which he or she agreed not to compete with the Company for a period of 12 months if the participant's employment is terminated during the first year following the acquisition, for a period of six months if the termination occurs between 12 and 18 months after the closing date, and for a period of three months if the termination occurs after the 18-month anniversary of the closing date. Participants also agree not to solicit or hire employees of the Company for a period of 12 months following any termination of their employment.

        Although eight employees were given the option to participate in the Protection Plan at its inception, only two employees opted to participate. Only one of those two employees currently remains as an employee of the Company. Our Chief Executive Officer and Chief Financial Officer were not given the option to participate.

        Since payments are made under the Protection Plan only if we decide to terminate a key employee, or give him or her a reason to leave, and since we desire to retain all of the key employees, we do not anticipate that the Company will be required to make any payments under the terms of the Protection Plan.

Perquisites

        Our executive perquisites generally involve minimal expenses. The perquisites our individual executives receive consist of cell phone expenses, a business club membership and travel memberships. Our total incremental cost for perquisites for each executive officer was less than $10,000 in 2007. Our Audit Committee reviews our executive officer expenses on a quarterly basis.

Severance Benefits

        We have entered into employment agreements with Dr. Bersoff and Ms. Little that include severance benefits. We believe these agreements, which provide severance protection upon a change in control, serve to promote stability and continuity among senior executives. The terms of these agreements and information regarding applicable payments under such agreements are provided under "—Summary Compensation—Bersoff Employment Agreement" and "—Summary Compensation—Little Employment Agreement."

Tax and Accounting Implications

        In consultation with our legal and accounting advisors, we plan to evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of our program. Our analysis will include a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we will consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

        Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation in excess of $1.0 million in any taxable year paid to the named executive officers.

        However, compensation in excess of $1.0 million is deductible if it meets the criteria for being "performance based" within the meaning of Section 162(m). Our stock option awards satisfy the conditions for being "performance based" under Section 162(m). Time-based restricted stock awards and bonuses paid under our 2007 annual bonus plan do not currently satisfy the Section 162(m) "performance based" conditions.

        We generally endeavor to award compensation in a manner that satisfies the conditions for tax deductibility. However, we will not necessarily limit executive compensation to amounts deductible under Section 162(m), but rather intend to maintain the flexibility to structure our compensation programs so as to best promote our interests and the interests of our stockholders.

Summary Compensation Table

        The following information is furnished for all individuals serving as the principal executive officer or principal financial officer of the Company since the Company's inception of operations, beginning on January 17, 2007. There are no other named executive officers of the Company who meet the definition of "executive officer" under applicable securities regulations.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Edward H. Bersoff Chief Executive Officer	2007	$267,500	$—	$102,789	$—	$19,639	$389,928
Pamela A. Little Chief Financial Officer Beginning 6/1/07	2007	160,666	—	66,573	—	8,353	235,592
Stuart R. Lloyd Chief Financial Officer Until 5/31/07	2007	110,200	—	—	590,608	2,116	702,924

(1)
Mr. Lloyd's 2007 salary reflects his departure from the Company on June 1, 2007. Ms. Little's 2007 salary reflects that she began her employ with the Company on May 4, 2007, initially serving as the Vice President of Finance until May 22, 2007 (earning $19,833 in that capacity), before becoming the Company's Chief Financial Officer on May 22, 2007.

(2)
Mr. Lloyd was not eligible for a bonus because he was not employed by the Company at the end of the 2007 year. Dr. Bersoff and Ms. Little were not eligible for a bonus for the 2007 fiscal year because the Company did not achieve its original revenue target for the year, as discussed above under "—Compensation Structure/Elements—Annual Incentive Bonus."

(3)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) in 2007. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon. Assumptions used to determine these values can be found in Note 14 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(4)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) of the vesting of 300,000 options in 2007 for Mr. Lloyd based upon a fair value of each option of $1.97 using the Black-Scholes option pricing model. For further information on the assumptions used to compute the fair value, see Note 14 to the Notes to the Financial Statements contained in the Company's Annual Report on Form 10-K. Such options were forfeited 90 days after Mr. Lloyd ceased employment with the Company on May 31, 2007. Dr. Bersoff and Ms. Little had not been granted any option awards by the Company as of December 31, 2007.

(5)
Details of the amounts reported in the "All Other Compensation" column for 2007 are provided in the table below. The aggregate perquisite amount for each executive officer was less than $10,000.

	Dr. Bersoff		Ms. Little		Mr. Lloyd
Employer Contributions to 401(k) Plan	$7,725		$4,225		$1,906
Health Insurance Premiums	9,132		2,592		—
Life Insurance Premiums	402		294		210
Perquisites	2,380	(a)	1,242	(b)	—

    (a)
    Dr. Bersoff's perquisites consisted of business and travel memberships.

    (b)
    Ms. Little's perquisites consisted of cell phone expenses.

Grants of Plan-Based Awards

        The following table provides information concerning all award grants made to the Company's named executive officers in the 2007 fiscal year.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Dr. Edward H. Bersoff	3/19/07 12/17/07	150,000 60,000	(1) (3)	— —		— —	$651,000 204,000	(2) (4)
Ms. Pamela A. Little	5/4/07 12/17/07	60,000 60,000	(5) (3)	— —		— —	231,000 204,000	(6) (4)
Mr. Stuart R. Lloyd	1/16/07	—		300,000	(7)	$4.95	590,608	(8)

(1)
The restricted stock award vests in five equal annual installments on each December 31, beginning on December 31, 2007.

(2)
Computed in accordance with FAS 123(R) and therefore represents the market value of the shares on the date of grant, based upon the Company's closing stock price of $4.34.

(3)
The restricted stock award vests in three equal annual installments on each anniversary of the grant date.

(4)
Computed in accordance with FAS 123(R) and therefore represents the market value of the shares on the date of grant, based upon the Company's closing stock price of $3.40.

(5)
10,000 shares of the restricted stock award immediately vested on the date of grant. The remaining 50,000 restricted shares will vest in four equal annual installments on each anniversary of the grant date.

(6)
Computed in accordance with FAS 123(R) and therefore represents the market value of the shares on the date of grant, based upon the Company's closing stock price of $3.85.

(7)
The option award was fully vested on the date of grant.

(8)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) based upon a fair value of each option of $1.97 using the Black-Scholes option pricing model. For further information on the assumptions used to compute the fair value, see Note 14 to the Notes to the Financial Statements contained in the Company's Annual Report on Form 10-K. Such options were forfeited 90 days after Mr. Lloyd ceased employment with the Company on May 31, 2007.

  Bersoff Employment Agreement.

General

        We entered into an employment agreement with Dr. Bersoff on March 19, 2007, as amended on October 25, 2007 (the "Agreement"). The Agreement provides that Dr. Bersoff will serve as our Chairman of the Board of Directors, Chief Executive Officer and initially also as our President (the "CEO Period") for a period extending through December 31, 2008, unless a different time period is otherwise agreed upon by the Company and Dr. Bersoff. Thereafter, and upon hiring a new Chief Executive Officer, Dr. Bersoff will continue to serve as Chairman of our Board of Directors through December 31, 2011, a time period that may be extended by mutual agreement of the parties (the "Chairman Only Period"). Dr. Bersoff will receive a base salary of $300,000 per year, as adjusted from time to time with the approval of the Committee. The base salary will be reduced during the Chairman Only Period.

Incentive Compensation

        In addition, Dr. Bersoff shall be entitled to performance-based incentive compensation during the CEO Period in an amount up to 65% of the Chief Executive Officer base compensation, as adjusted from time to time with the approval of the Committee. Such incentive compensation payable for each year shall be contingent on and based on corporate and individual performance criteria agreed to between Dr. Bersoff and the Committee, and as thereafter modified from time to time. At or before the commencement of the Chairman Only Period, Dr. Bersoff and the Committee will agree on the extent, if any, to which Dr. Bersoff shall be entitled to incentive compensation during the Chairman Only Period.

Fringe Benefits

        Dr. Bersoff is entitled to such fringe benefits as are generally made available by the Company to executive personnel, including, but not limited to, health insurance.

Termination

        The Agreement provides for termination by the Company, with or without "cause," as defined in the Agreement, at any time, upon 30 days' written notice. Similarly, the Agreement provides for termination by Dr. Bersoff with or without "good reason," as defined in the Agreement, at any time, upon 30 days' notice. If the Company chooses to terminate Dr. Bersoff's employment without cause or Dr. Bersoff terminates his employment for good reason, then Dr. Bersoff would be entitled to receive the following: (i) a severance benefit equal to Dr. Bersoff's current base compensation for a period of 12 months if the termination takes place during the CEO Period or 18 months if the termination takes place during the Chairman Only Period; (ii) the cost of maintaining the level of health insurance then maintained by Dr. Bersoff and his family for 18 months following termination; and (iii) an amount equal to 50% of the incentive compensation targets, if any, applicable during the first calendar year ending during the severance period. All unvested restricted stock, stock options and any other equity-based compensation arrangements shall vest, and all stock options and other equity-based compensation arrangements that must be exercised shall be exercisable in accordance with the award agreements. In the event that either the Company terminates Dr. Bersoff for cause or Dr. Bersoff terminates his employment without good reason, then he would only receive the following: (i) any unpaid base compensation through the date of termination; and (ii) any unpaid incentive compensation earned but not yet paid through the date of termination. All unvested stock options and any other equity-based compensation arrangements shall be terminated and all vested stock options shall be exercisable in accordance with the award agreements.

Change in Control

        All unvested restricted stock, stock options and any other equity-based compensation arrangements shall vest in full on the date of a "change in control," as defined in the Agreement. If either the Company terminates Dr. Bersoff without cause or Dr. Bersoff terminates his employment for good reason within 12 months after a change in control, then Dr. Bersoff shall be entitled to the same severance package that he would receive if terminated without cause or for good reason (as discussed above), except that he would receive 100% of the incentive compensation targets (rather than 50%).

  Little Employment Agreement.

General

        We entered into an employment agreement with Ms. Little on February 3, 2008 (the "Agreement"). The Agreement provides that Ms. Little will serve in the position of Senior Vice President and Chief Financial Officer for an initial five-year term, and at the conclusion of such initial term shall renew automatically for successive one-year terms subject to the right of either party to terminate upon 30 days' prior written notice to the other party. Ms. Little will receive a base salary of $300,000 per year, as adjusted from time to time with the approval of the Committee.

Incentive Compensation

        In addition, Ms. Little shall be entitled to performance-based incentive compensation in an amount up to 60% of her base compensation. Such incentive compensation payable for each year shall be contingent on and based on corporate and individual performance criteria agreed to between Ms. Little and the Committee, and as thereafter modified from time to time.

Fringe Benefits

        Ms. Little is entitled to such fringe benefits as are generally made available by the Company to executive personnel, including, but not limited to, health insurance.

Termination

        The Agreement provides for termination by the Company, with or without "cause," as defined in the Agreement, at any time, upon 30 days' written notice. Similarly, the Agreement provides for termination by Ms. Little with or without "good reason," as defined in the Agreement, at any time, upon 30 days' notice. If the Company chooses to terminate Ms. Little's employment without cause or Ms. Little terminates her employment for good reason, then Ms. Little would be entitled to receive the following: (i) a severance benefit equal to her current base compensation for a period of 12 months if the termination takes place during the first three years of her initial term, or a severance benefit equal to her current base compensation for a period of nine months if the termination takes place after the first three years of the initial term; and (ii) an amount equal to 50% of the incentive compensation targets, if any, applicable during the first calendar year ending during the severance period. All unvested restricted stock, stock options and any other equity-based compensation arrangements shall vest, and all stock options and other equity-based compensation arrangements that must be exercised shall be exercisable in accordance with the award agreements. In the event that either the Company terminates Ms. Little for cause or Ms. Little terminates her employment without good reason, then she would only receive the following: (i) any unpaid base compensation through the date of termination; and (ii) any unpaid incentive compensation earned but not yet paid through the date of termination. All unvested stock options and any other equity-based compensation arrangements shall be terminated and all vested stock options shall be exercisable in accordance with the award agreements.

Change in Control

        All unvested restricted stock, stock options and any other equity-based compensation arrangements shall vest in full on the date of a "change in control," as defined in the Agreement. If either the Company terminates Ms. Little without cause or Ms. Little terminates her employment for good reason within 12 months after a change in control, then Ms. Little shall be entitled to the same severance package that she would receive if terminated without cause or for good reason (as discussed above), except that she would receive 100% of the incentive compensation targets (rather than 50%).

  Restricted Stock Award Agreements.

        Effective March 19, 2007, we entered into a restricted stock award agreement with Dr. Bersoff in connection with the execution of his employment agreement. Under this agreement, pursuant to our 2006 Omnibus Incentive Compensation Plan, we granted 150,000 restricted shares of common stock to Dr. Bersoff. This grant of restricted stock will vest equally over a period of five years beginning on December 31, 2007, subject to acceleration following a change in control. Dr. Bersoff generally will have all the rights and privileges of a stockholder with respect to the restricted stock, including the right to receive dividends and to vote.

        On her hire date of May 4, 2007, we entered into a restricted stock award with Ms. Little, in which we granted 60,000 restricted shares of common stock pursuant to our 2006 Omnibus Incentive Compensation Plan. Of this aggregate award, 10,000 shares vested upon the award date, and the remaining 50,000 restricted shares vest on each anniversary of the award date, subject to acceleration following a change in control. Ms. Little generally will have all the rights and privileges of a stockholder with respect to the restricted stock, including the right to receive dividends and to vote.

        Effective December 17, 2007, we entered into a restricted stock award agreement with each of Dr. Bersoff and Ms. Little. Under these agreements, pursuant to our 2006 Omnibus Incentive Compensation Plan, we granted 60,000 restricted shares of common stock to each of Dr. Bersoff and Ms. Little. These grants of restricted stock will vest equally over a period of three years beginning on December 17, 2008, subject to acceleration following a change in control. Dr. Bersoff and Ms. Little generally will have all the rights and privileges of a stockholder with respect to the restricted stock, including the right to receive dividends and to vote.

  Incentive Stock Option Award Agreements.

        Effective January 16, 2007, we entered into an incentive stock option award agreement with Mr. Lloyd. Under this agreement, pursuant to our 2006 Omnibus Incentive Compensation Plan, we granted an option to purchase 300,000 shares of common stock to Mr. Lloyd at an exercise price of $4.95 per share. The option was fully exercisable on the date of grant; however, this award was forfeited 90 days following Mr. Lloyd's end of employment with the Company, which occurred on May 31, 2007.

Equity Compensation Plan Information

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2007. Although Mr. Lloyd was granted 300,000 options in January of 2007, those options were forfeited on August 28, 2007 due to his leaving the Company's employ on May 31, 2007. Accordingly, such options were no longer outstanding at the end of fiscal year 2007 and are not reflected in the table below.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Dr. Edward H. Bersoff	120,000 60,000	(2) (3)	$432,000 216,000
Pamela A. Little	50,000 60,000	(4) (3)	180,000 216,000
Stuart R. Lloyd	—		—

(1)
Based upon the Company's closing stock price of $3.60 on December 31, 2007.

(2)
Stock awards granted pursuant to the ATS Corporation 2006 Omnibus Incentive Compensation Plan vesting in five equal annual installments commencing on December 31, 2007.

(3)
Stock awards granted pursuant to the ATS Corporation 2006 Omnibus Incentive Compensation Plan vesting in three equal annual installments commencing on December 17, 2008.

(4)
Stock awards granted pursuant to the ATS Corporation 2006 Omnibus Incentive Compensation Plan, with 10,000 vested immediately on the May 4, 2007 grant date and the remaining 50,000 shares vesting in four equal annual installments commencing on May 4, 2008.

Option Exercises and Stock Vested in Fiscal Year 2007

        The following table provides information concerning the vesting of stock awards for each named executive officer, on an aggregate basis, during 2007. There were no stock option exercises by our named executive officers during 2007.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dr. Edward H. Bersoff	30,000	$108,000
Pamela A. Little	10,000	38,500
Stuart R. Lloyd	—	—

Potential Payments upon Termination or Change in Control

        We entered into employment agreements with Dr. Bersoff on March 19, 2007, as amended on October 25, 2007, and with Ms. Little on February 3, 2008, as discussed above under "—Summary Compensation—Bersoff Employment Agreement" and "—Summary Compensation—Little Employment Agreement."

Director Compensation

        All directors are entitled to reimbursement of expenses for attending each meeting of the Board and each committee meeting.

        The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2007 fiscal year. There have been no option awards issued, nor any change in pension value and nonqualified deferred compensation earnings to report in relation to the non-employee directors of the Company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Joel R. Jacks	$28,000	$—	$1,139	$29,139
Ginger Lew*	14,000	7,200	1,042	22,242
Joseph A. Saponaro	34,000	18,000	—	52,000
Peter M. Schulte	27,000	—	5,289	32,289
Edward J. Smith	35,000	18,000	5,602	58,602
George Troendle*	13,500	7,200	—	20,700

*
Both Ms. Lew and Mr. Troendle were appointed to the Board of Directors on June 11, 2007 and, as such, their compensation for the year ended December 31, 2007 has been pro rated to reflect actual time served.

(1)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) in 2007. See footnote 1 to the director stock ownership table under "Stock Ownership" for the aggregate number of unvested restricted stock award shares held in trust by each director at fiscal year end. Assumptions used to determine these values can be found in Note 14 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(2)
Consists of travel expenses.

        Board and Committee Fees.    Our non-employee directors each received annual retainers of $24,000, payable quarterly, covering up to four regular Board meetings, one annual meeting and a reasonable number of special Board meetings. Additional retainers, if any, for additional meetings will be determined by the Board of Directors or the Compensation Committee. The chair of the Audit Committee receives $8,000 annually, and each other Audit Committee member receives $4,000 annually, payable in equal quarterly installments as compensation for services as Audit Committee chair and committee member, respectively. The chair of the Compensation Committee receives $6,000 annually, payable in equal quarterly installments, as compensation for service as chair of that committee, and each other Compensation Committee member receives $3,000 annually, payable in equal quarterly installments as compensation for services as Compensation Committee chair and committee member, respectively. The $6,000 Compensation Committee chair retainer may be adjusted when a separate Nominating and Corporate Governance Committee is established. No adjustment in Board and committee fees has been made or is anticipated to be made for the 2008 fiscal year.

        Beginning with our quarter ended September 30, 2007, directors have the option to receive their board and committee fees in the form of cash, or shares of Company stock.

        Restricted Stock Grants.    Non-employee members of the Board, upon first being elected to the Board, receive an initial grant of restricted shares of common stock with a fair market value equal to three times the annual cash retainer amount, or $72,000. These initial grants of restricted stock vest equally over a period of five years, subject to acceleration upon events such as a change of control. Accordingly, upon joining the Board on June 11, 2007, both Ms. Lew and Mr. Troendle each received an initial joining award of restricted stock with a value of $72,000. Since directors Saponaro and Smith served without compensation from May 2006 through January 2007, their initial grant in 2007 was equal to five times the annual cash retainer amount, or $120,000. Due to pre-existing ownership, directors Jacks and Schulte did not receive an initial grant of stock in 2007. Commencing with their second year of service, non-employee directors will receive annual grants of restricted stock with a fair market value equal to the annual cash retainer amount. These annual restricted stock grants will vest immediately.

        Board members are encouraged to own an amount of shares equal to three times their annual board compensation and may elect to convert their quarterly cash compensation into our common stock at the fair market value of our common stock on the quarterly payment date.

        Our policies for the compensation of directors are reviewed annually by our Compensation Committee, and any changes in those policies will be approved by the entire Board.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement and was appropriate for incorporation by reference into the annual report on Form 10-K for the fiscal year ended December 31, 2007 to be filed with the Securities and Exchange Commission. See "Compensation Discussion and Analysis."

Compensation Committee of the Board of Directors of ATS Corporation

Joseph A. Saponaro, Chair
Edward J. Smith
Peter M. Schulte
George Troendle

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than 10% of a registered class of equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

        Based solely upon our review of copies of the reports we received and written representations provided to us from the individuals required to file the reports, we believe that each of our executive officers and directors has complied with applicable reporting requirements for transactions in our common stock during the year ended December 31, 2007. However, the following reporting entities or individuals owning more than 10% of our outstanding common stock filed a late report to disclose various transactions: Ardsley Advisory Partners filed a late Form 3 report relating to its initial holdings; Jonathan M. Glaser filed two late reports, including a Form 3 relating to his initial holdings and a Form 4 regarding two sale transactions; Lehman Brothers Holdings, Inc., filed two late reports, including a Form 3 relating to its initial holdings and a Form 4 regarding a late purchase; Morgan Stanley filed a late Form 3 regarding its initial holdings; Osmium Special Situations Fund, Ltd. filed a late Form 3 regarding its initial holdings and five late Forms 4 relating to 84 transactions; and joint filers J. Christopher Young and C. Michael Vaughn filed two late Forms 3 regarding initial holdings and six late Forms 4 relating to 11 transactions.

STOCKHOLDERS' PROPOSALS FOR THE 2009 ANNUAL MEETING

        Any stockholder who intends to present a proposal at the 2009 annual meeting and who wishes to have the proposal included in our proxy statement and form of proxy for that meeting must deliver the proposal to us at our executive offices no later than December 16, 2008, or if next year's annual meeting is held on a date more than 30 calendar days from May 7, 2009, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

        The Company's bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 60 days nor more than 90 days before the anniversary date of the immediately preceding annual meeting. However, if the annual meeting with respect to which such notice is being tendered is not held within 30 days before or after such anniversary date, such notice must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A copy of the bylaws may be obtained from the Company.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

        We will pay all expenses in connection with the solicitation of the enclosed proxy. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, in writing or in person, without receiving any extra compensation for such activities. We also will reimburse brokers and nominees who hold shares in their names for their expenses incurred to furnish proxy materials to the beneficial owners of such shares.

        The Company's Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

        If you and others who share your address own your shares in "street name," your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a stockholder residing at such address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your own shares in "street name" and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

ATS CORPORATION
/s/ Pamela A. Little
Pamela A. Little
Corporate Secretary

Appendix A

ATS CORPORATION

2007 EMPLOYEE STOCK PURCHASE PLAN

A-i

SECTION 8 PLAN ACCOUNTS AND PURCHASE OF SHARES.		A-4
(a)	Plan Accounts	A-4
(b)	Purchase Price	A-4
(c)	Number of Shares Purchased	A-4
(d)	Available Shares Insufficient	A-4
(e)	Issuance of Stock	A-4
(f)	Unused Cash Balances	A-5
SECTION 9 LIMITATIONS ON STOCK OWNERSHIP.		A-5
(a)	Five Percent Limit	A-5
(b)	Dollar Limit	A-5
SECTION 10 RIGHTS NOT TRANSFERABLE.		A-5
SECTION 11 NO RIGHTS AS AN EMPLOYEE.		A-5
SECTION 12 NO RIGHTS AS A STOCKHOLDER.		A-6
SECTION 13 SECURITIES LAW REQUIREMENTS.		A-6
SECTION 14 STOCK OFFERED UNDER THE PLAN.		A-6
(a)	Authorized Shares	A-6
(b)	Adjustments	A-6
(c)	Reorganizations	A-6
SECTION 15 AMENDMENT OR DISCONTINUANCE.		A-6
SECTION 16 EXECUTION.		A-7

A-ii

ATS CORPORATION

2007 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1    PURPOSE.

        The Plan was adopted by the Board on July 24, 2007, effective as of October 1, 2007 (the "Effective Date"). The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code.

SECTION 2    DEFINITIONS.

        (a)   "Board" means the Board of Directors of the Company, as constituted from time to time.

        (b)   "Code" means the Internal Revenue Code of 1986, as amended.

        (c)   "Committee" means a committee of the Board, as described in Section 3.

        (d)   "Company" means ATS Corporation, a Delaware corporation.

        (e)   "Compensation" means (i) the base salary and wages paid in cash to a Participant by a Participating Company, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. "Compensation" shall exclude variable compensation (including bonuses, incentive compensation, commissions, overtime pay and shift premiums), all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation in its discretion.

        (f)    "Corporate Reorganization" means:

            (i)  The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

           (ii)  The sale, transfer or other disposition of all or substantially all of the Company's assets or the complete liquidation or dissolution of the Company.

        (g)   "Eligible Employee" means any employee of a Participating Company whose customary employment is for more than 20 hours per week and who has been employed by the Company or a Subsidiary for at least 3 months.

        The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that specifically precludes participation in the Plan.

        (h)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (i)    "Fair Market Value" means the fair market value of a share of Stock, determined by the Committee as follows:

            (i)  If Stock was traded on the New York Stock Exchange or other national securities exchange on the date in question, then the Fair Market Value shall be equal to the closing price on such date;

           (ii)  If Stock was traded on the Nasdaq Global Market on the date in question, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq Global Market;

          (iii)  If Stock is not covered by (i) or (ii) above but is otherwise publicly traded over-the-counter, then the Fair Market Value shall be the mean of the bid and the ask prices on such date; or

          (iv)  If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

        For purposes of (i) through (iii) above, any date that is not a trading day, the Fair Market Value of a share of Stock for such date shall be determined by using price for the immediately preceding trading day. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by the stock exchange. Such determination shall be conclusive and binding on all persons.

        (j)    "Offering Period" means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

        (k)   "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).

        (l)    "Participating Company" means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

        (m)  "Plan" means this ATS Corporation 2007 Employee Stock Purchase Plan, as it may be amended from time to time.

        (n)   "Plan Account" means the account established for each Participant pursuant to Section 8(a).

        (o)   "Purchase Price" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

        (p)   "Stock" means the Common Stock of the Company.

        (q)   "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3    ADMINISTRATION OF THE PLAN.

        (a)   Committee Composition.    The Plan shall be administered by the Committee. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

        (b)   Committee Responsibilities.    The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan, including sub-plans which the Committee may establish for the purpose of qualifying the Plan for preferred tax treatment under foreign tax laws. The Committee's determinations under the Plan shall be final and binding on all persons.

SECTION 4    ENROLLMENT AND PARTICIPATION.

        (a)   Offering Periods.    While the Plan is in effect, three Offering Periods shall commence in each calendar year. Unless otherwise determined by the Committee, the Offering Periods shall consist of four-month periods commencing on the Effective Date each February 1, June 1 and October 1 during the term of this Plan and shall end on the day before the subsequent Offering Period commences. The first Offering Period will commence on October 1, 2007 and end on January 31, 2008.

        (b)   Enrollment.    Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company in accordance with such procedures as are established by the Company.

        (c)   Duration of Participation.    Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee or withdraws from the Plan under Section 6(a). A Participant who withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee. When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 5    EMPLOYEE CONTRIBUTIONS.

        (a)   Frequency of Payroll Deductions.    A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

        (b)   Amount of Payroll Deductions.    An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 10%.

        (c)   Changing Withholding Rate.    A Participant may not change the rate of payroll withholding during an Offering Period. A Participant may change the rate of payroll withholding effective for a new Offering Period by filing a new enrollment form with the Company at the prescribed location at any time. The new enrollment form and any payroll withholding at the new withholding rate shall be effective only at the commencement of an Offering Period. The new withholding rate shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 10%.

        (d)   Discontinuing Payroll Deductions.    If a Participant wishes to discontinue employee contributions entirely, he or she may do so by withdrawing from the Plan pursuant to Section 6(a). (In addition, employee contributions may be discontinued automatically pursuant to Section 9(b)).

SECTION 6    WITHDRAWAL FROM THE PLAN.

        (a)   Withdrawal.    A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location no later than 45 days before the last day of an Offering Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

        (b)   Re-enrollment After Withdrawal.    A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7    CHANGE IN EMPLOYMENT STATUS.

        (a)   Termination of Employment.    Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

        (b)   Leave of Absence.    For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate ninety (90) days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

        (c)   Death.    In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant's death.

SECTION 8    PLAN ACCOUNTS AND PURCHASE OF SHARES.

        (a)   Plan Accounts.    The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company's general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

        (b)   Purchase Price.    The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be the lower of:

            (i)  95% of the Fair Market Value of such share on the last day of such Offering Period; or

           (ii)  95% of the Fair Market Value of such share on the first day of such Offering Period.

        (c)   Number of Shares Purchased.    As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant's Plan Account. The foregoing notwithstanding, no Participant shall purchase more than the amounts of Stock set forth in Sections 9(b) and 14(a). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

        (d)   Available Shares Insufficient.    In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 14(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

        (e)   Issuance of Stock.    Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Offering Period, except that the Committee may determine that such shares shall be held for each Participant's benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

        (f)    Unused Cash Balances.    An amount remaining in the Participant's Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant's Plan Account to the next Offering Period or refunded to the Participant in cash, without interest, if his or her participation is not continued. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 9(b) or Section 14(a) shall be refunded to the Participant in cash, without interest.

SECTION 9    LIMITATIONS ON STOCK OWNERSHIP.

        (a)   Five Percent Limit.    Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

            (i)  Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code; and

           (ii)  Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan.

        (b)   Dollar Limit.    Any other provision of the Plan notwithstanding, no Participant shall accrue the right to purchase Stock at a rate which exceeds $25,000 of Fair Market Value of such Stock per calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company), determined in accordance with the provisions of section 423 of the Code and applicable Treasury Regulations promulgated thereunder.

        For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased and employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 10    RIGHTS NOT TRANSFERABLE.

        The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than pursuant to a valid death beneficiary designation, will or under applicable laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by death beneficiary designation. will or the laws of descent and distribution, then such attempt shall be null and void.

SECTION 11    NO RIGHTS AS AN EMPLOYEE.

        Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the

Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12    NO RIGHTS AS A STOCKHOLDER.

        A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

SECTION 13    SECURITIES LAW REQUIREMENTS.

        Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

SECTION 14    STOCK OFFERED UNDER THE PLAN.

        (a)   Authorized Shares.    The maximum aggregate number of shares of Stock available for purchase under the Plan is 150,000 shares with a maximum allocation in any four-month period beginning February 1, June 1, and October 1 to be limited to 50,000 shares, plus an annual increase (and proportional four-month period maximum limitation increase) to be added on the first day of each of the Company's fiscal years beginning in 2009, equal to the lesser of (i) 100,000 shares, (ii) 1% of the outstanding shares on such date or (iii) a lesser amount determined by the board of directors; provided, however, that no annual increase shall be added more than ten years after the Effective Date of the Plan. The aggregate number of shares of Stock available for purchase under the Plan shall at all times be subject to adjustment pursuant to Sections 14(b) and 14(c).

        (b)   Adjustments.    The aggregate number of shares of Stock offered under the Plan and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company's stockholders or a similar event provided that such adjustments shall be made in accordance with section 424 of the Code and the applicable Treasury Regulations promulgated thereunder.

        (c)   Reorganizations.    Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 15    AMENDMENT OR DISCONTINUANCE.

        The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation.

        The Board shall solicit Company stockholder approval of the Plan on or before the next scheduled annual meeting of the stockholders that occurs following the Effective Date. In the event that the Company stockholders have not approved the Plan in the manner required by Code Section 423(b)(2) by June 29, 2008, the Plan shall automatically terminate on that date.

SECTION 16    EXECUTION.

        To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.

ATS Corporation
/s/ Pamela A. Little
By:	Pamela A. Little
Title:	Senior Vice President and Chief Financial Officer

Annual Meeting of Stockholders of
ATS CORPORATION

May 7, 2008

Proxy Form

This Proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 14, 2008, and revoking all prior proxies, hereby appoints Joel R. Jacks, Ginger Lew, Edward J. Smith and George Troendle (with full power to act alone and with power of substitution and revocation), to represent the undersigned and to vote, as designated on this proxy card, all shares of common stock of ATS Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ATS Corporation to be held at 10:00 a.m., local time, on Wednesday, May 7, 2008 at the offices of ATS Corporation located at 7915 Jones Branch Drive, McLean, Virginia, 22102, and at any and all adjournments thereof.  If this proxy is executed and returned and no voting direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors.  Attendance of the undersigned at the meeting will not be deemed to revoke this proxy unless the undersigned revokes this proxy in writing. If you are a beneficial owner of ATS Corporation common stock held by a broker, bank or other nominee, you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or letter from a bank or broker is an example of proof of ownership.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 to be voted upon at the Annual Meeting.

☒  Please mark your votes as in this example

(1)	PROPOSAL 1: ELECTION OF DIRECTORS

Nominees:

1 – Joseph A. Saponaro

2 – Peter M. Schulte

	☐ FOR all nominees	☐ WITHHOLD AUTHORITY to vote for all nominees	☐ FOR ALL EXCEPT

(Instruction: If you wish to withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and strike a line through the nominee’s name listed above.)

(2)	PROPOSAL 2: APPROVAL OF 2007 EMPLOYEE STOCK PURCHASE PLAN

Approval of the ATS Corporation 2007 Employee Stock Purchase Plan.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

I plan to attend the meeting     ☐ Yes     ☐ No

SIGNATURE	PRINT NAME

DATE	PRINT NAME OF STOCKHOLDER OF RECORD

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder may sign but only one signature is required.

Proxy Voting Instructions

Mail – Sign, Date, and Mail your Proxy Form in the envelope provided as soon as possible.

Your vote is important to us.

QuickLinks

TABLE OF CONTENTS
PROXY STATEMENT
GENERAL VOTING AND MEETING INFORMATION
CORPORATE GOVERNANCE AND BOARD MATTERS
SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS
PROPOSAL 1. ELECTION OF DIRECTORS
PROPOSAL 2. APPROVAL OF THE ATS CORPORATION 2007 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3. RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
DESCRIPTION OF PRINCIPAL ACCOUNTANT FEES AND SERVICES
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDERS' PROPOSALS FOR THE 2009 ANNUAL MEETING
SOLICITATION BY BOARD; EXPENSES OF SOLICITATION
  Appendix A